Exhibit (n)(2)

APPENDIX A TO

MULTIPLE CLASS PLAN

OF

TCW ALTERNATIVE FUNDS

As Amended February     , 2017

TCW/Gargoyle Hedged Value Fund

Class I Shares

Class N Shares

TCW/Gargoyle Dynamic 500 Fund

Class I Shares

Class N Shares

TCW/Gargoyle Systematic Value Fund

Class I Shares

Class N Shares

TCW/Gargoyle Dynamic 500 Collar Fund

Class I Shares

Class N Shares

TCW/Gargoyle Dynamic 500 Market-Neutral Fund

Class I Shares

Class N Shares

TCW High Dividend Equities Long/Short Fund

Class I Shares

Class N Shares

TCW Long/Short Fundamental Value Fund

Class I Shares

Class N Shares